Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS FIRST QUARTER 2021 RESULTS

●	First quarter comparable store sales increase of 24.8%
●	63% increase in operating income; 526 basis point increase in operating margin
●	78% increase in first quarter diluted earnings per share to $7.06

Springfield, MO, April 28, 2021 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue and earnings for its first quarter ended March 31, 2021.

1st Quarter Financial Results

Greg Johnson, O’Reilly’s CEO and Co-President, commented, “We are extremely proud to report our exceptionally strong start to 2021, highlighted by comparable store sales growth of 24.8%, which represents the strongest quarterly comparable store sales growth in our Company’s history, and a 78% increase in diluted earnings per share.  Team O’Reilly once again delivered record-breaking results in the midst of continued challenges presented by the pandemic and extreme weather across much of the country, and I am extremely grateful for our over 77,000 Team Members and their relentless focus on consistently providing excellent service to our customers no matter the obstacles they face.  Our top priority remains the safety and wellness of our Team Members and our customers, and I sincerely appreciate the unrelenting efforts of our Team to execute on our safety protocols, while still providing great service and generating incredible operating results.”

Sales for the first quarter ended March 31, 2021, increased $614 million, or 25%, to $3.09 billion from $2.48 billion for the same period one year ago.  Gross profit for the first quarter increased 27% to $1.64 billion (or 53.1% of sales) from $1.30 billion (or 52.3% of sales) for the same period one year ago.  Selling, general and administrative expenses for the first quarter increased 9% to $950 million (or 30.7% of sales) from $872 million (or 35.2% of sales) for the same period one year ago.  Operating income for the first quarter increased 63% to $691 million (or 22.4% of sales) from $424 million (or 17.1% of sales) for the same period one year ago.

Net income for the first quarter ended March 31, 2021, increased $201 million, or 67%, to $502 million (or 16.2% of sales) from $300 million (or 12.1% of sales) for the same period one year ago.  Diluted earnings per common share for the first quarter increased 78% to $7.06 on 71 million shares versus $3.97 on 76 million shares for the same period one year ago.

Mr. Johnson continued, “Our record-breaking top-line performance, coupled with our ongoing focus on profitable growth, drove a 63% increase in operating profit dollars for the first quarter and generated a 526 basis point increase in operating margin to 22.4%.  Our sales growth for the quarter was comprised of continued, broad-based strength across our DIY and professional business and was supported by favorable winter and spring weather, as well as a significant benefit from the latest rounds of government stimulus.  Based on the strength of our first quarter results, our robust performance to date in April and, most importantly, our confidence in Team O’Reilly’s ability to continue to provide industry-leading customer service, we are raising our full-year comparable store sales guidance to a range of positive 1% to 3% from our previous range of down 2% to flat.  We also are increasing our full-year diluted earnings per share guidance to a range of $24.75 to $24.95, which represents an increase of $2.05 at the midpoint from our previously provided guidance.  I would once again like to thank all of Team O’Reilly for your hard work and commitment to our success – your tireless efforts continue to drive our record-breaking results.”

1st Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores and sales to Team Members, as well as sales from Leap Day for the three months ended March 31, 2020.  Online sales, resulting from ship-to-home orders and pick-up-in-store orders, for U.S. stores open at least one year, are included in the comparable store sales calculation.  Comparable store sales increased 24.8% for the first quarter ended March 31, 2021, versus a decrease of 1.9% for the same period one year ago.

Share Repurchase Program

During the first quarter ended March 31, 2021, the Company repurchased 1.5 million shares of its common stock, at an average price per share of $450.65, for a total investment of $665 million.  Subsequent to the end of the first quarter and through the date of this release, the Company did not repurchase any additional shares of its common stock.  The Company has repurchased a total of 82.5 million shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $181.02, for a total aggregate investment of $14.93 billion.  As of the date of this release, the Company had approximately $817 million remaining under its current share repurchase authorization.

Updated Full-Year 2021 Guidance

The Company still anticipates potentially significant volatility in its results, driven by the ongoing uncertainty related to the pandemic, and will update full-year guidance during 2021, as appropriate, and if needed.  The table below outlines the Company’s guidance for selected updated full-year 2021 financial data:

For the Year Ending
December 31, 2021
Comparable store sales	1% to 3%
Total revenue	$11.8 billion to $12.1 billion
Gross profit as a percentage of sales	52.2% to 52.7%
Operating income as a percentage of sales	19.9% to 20.4%
Effective income tax rate	23.0%
Diluted earnings per share (1)	$24.75 to $24.95
Net cash provided by operating activities	$1.8 billion to $2.3 billion
Capital expenditures	$550 million to $650 million
Free cash flow (2)	$1.1 billion to $1.4 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2021
Net cash provided by operating activities		$1,840	to	$2,265
Less:	Capital expenditures	550	to	650
	Excess tax benefit from share-based compensation payments	10	to	15
	Investment in tax credit equity investments	180	to	200
Free cash flow		$1,100	to	$1,400

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, April 29, 2021, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”  Interested analysts are invited to join the call.  The dial-in number for the call is (703) 375-5524 and the conference call identification number is 8509026.  A replay of the conference call will be available on the Company’s website through Thursday, April 28, 2022.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs.  As of March 31, 2021, the Company operated 5,660 stores in 47 U.S. states and 22 stores in Mexico.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance.  These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the COVID-19 pandemic or other public health crises; the economy in general; inflation; consumer debt levels; product demand; the market for auto parts; competition; weather; tariffs; availability of key products; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; information security and cyber-attacks; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2020, and subsequent Securities and Exchange Commission filings for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contacts
Mark Merz (417) 829-5878
Eric Bird (417) 868-4259

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2021	March 31, 2020	December 31, 2020
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$610,880	$287,067	$465,640
Accounts receivable, net	265,914	221,167	229,679
Amounts receivable from suppliers	114,697	83,446	100,615
Inventory	3,622,201	3,556,723	3,653,195
Other current assets	73,947	53,397	50,658
Total current assets	4,687,639	4,201,800	4,499,787

Property and equipment, at cost	6,651,068	6,314,339	6,559,911
Less: accumulated depreciation and amortization	2,538,171	2,305,695	2,464,993
Net property and equipment	4,112,897	4,008,644	4,094,918

Operating lease, right-of-use assets	2,041,096	1,935,295	1,995,127
Goodwill	879,466	910,141	881,030
Other assets, net	129,789	52,982	125,780
Total assets	$11,850,887	$11,108,862	$11,596,642

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$4,318,462	$3,758,199	$4,184,662
Self-insurance reserves	116,628	83,262	109,199
Accrued payroll	131,927	103,804	88,875
Accrued benefits and withholdings	195,563	72,561	242,724
Income taxes payable	155,491	12,884	16,786
Current portion of operating lease liabilities	329,334	316,932	322,778
Other current liabilities	355,793	277,290	297,393
Current portion of long-term debt	299,880	—	—
Total current liabilities	5,903,078	4,624,932	5,262,417

Long-term debt, less current portion	3,824,288	4,471,248	4,123,217
Operating lease liabilities, less current portion	1,761,732	1,661,991	1,718,691
Deferred income taxes	165,396	73,212	155,899
Other liabilities	203,370	168,635	196,160

Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares –
69,734,990 as of March 31, 2021, and
74,199,261 as of March 31, 2020, and
71,123,109 as of December 31, 2020	697	742	711
Additional paid-in capital	1,274,033	1,271,250	1,280,841
Retained deficit	(1,275,409)	(1,137,392)	(1,139,139)
Accumulated other comprehensive loss	(6,298)	(25,756)	(2,155)
Total shareholders’ (deficit) equity	(6,977)	108,844	140,258

Total liabilities and shareholders’ equity	$11,850,887	$11,108,862	$11,596,642

Note:  The balance sheet at December 31, 2020, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2021	2020
Sales	$3,090,899	$2,476,487
Cost of goods sold, including warehouse and distribution expenses	1,450,104	1,180,581
Gross profit	1,640,795	1,295,906

Selling, general and administrative expenses	949,690	872,345
Operating income	691,105	423,561

Other income (expense):
Interest expense	(37,506)	(39,386)
Interest income	537	675
Other, net	1,691	(5,190)
Total other expense	(35,278)	(43,901)

Income before income taxes	655,827	379,660
Provision for income taxes	154,218	79,222
Net income	$501,609	$300,438

Earnings per share-basic:
Earnings per share	$7.13	$4.00
Weighted-average common shares outstanding – basic	70,383	75,022

Earnings per share-assuming dilution:
Earnings per share	$7.06	$3.97
Weighted-average common shares outstanding – assuming dilution	71,015	75,663

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended
	March 31,
	2021	2020
Operating activities:
Net income	$501,609	$300,438
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	79,757	73,963
Amortization of debt discount and issuance costs	1,070	1,035
Deferred income taxes	10,551	(58,732)
Share-based compensation programs	6,292	5,875
Other	920	1,739
Changes in operating assets and liabilities:
Accounts receivable	(37,917)	(12,208)
Inventory	30,915	(106,937)
Accounts payable	134,091	156,584
Income taxes payable	138,196	131,949
Other	25,188	(34,613)
Net cash provided by operating activities	890,672	459,093

Investing activities:
Purchases of property and equipment	(94,879)	(133,284)
Proceeds from sale of property and equipment	2,097	1,901
Investment in tax credit equity investments	(6)	(95,259)
Other	(969)	—
Net cash used in investing activities	(93,757)	(226,642)

Financing activities:
Proceeds from borrowings on revolving credit facility	—	1,052,000
Payments on revolving credit facility	—	(969,000)
Proceeds from the issuance of long-term debt	—	499,795
Payment of debt issuance costs	—	(2,990)
Repurchases of common stock	(664,548)	(574,052)
Net proceeds from issuance of common stock	13,557	9,800
Other	(313)	(253)
Net cash (used in) provided by financing activities	(651,304)	15,300

Effect of exchange rate changes on cash	(371)	(1,090)
Net increase in cash and cash equivalents	145,240	246,661
Cash and cash equivalents at beginning of the period	465,640	40,406
Cash and cash equivalents at end of the period	$610,880	$287,067

Supplemental disclosures of cash flow information:
Income taxes paid	$5,567	$4,975
Interest paid, net of capitalized interest	37,485	46,282

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		March 31,
Adjusted Debt to EBITDAR:		2021	2020
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$4,124,168	$4,471,248
Add:	Letters of credit	84,045	39,083
	Discount on senior notes	4,892	3,510
	Debt issuance costs	20,940	19,242
	Six-times rent expense	2,151,918	2,057,448
Adjusted debt		$6,385,963	$6,590,531

GAAP net income		$1,953,473	$1,370,328
Add:	Interest expense	159,246	145,070
	Provision for income taxes	589,099	385,509
	Depreciation and amortization	320,429	280,874
	Share-based compensation expense	23,164	22,372
	Rent expense (i)	358,653	342,908
EBITDAR		$3,404,064	$2,547,061

Adjusted debt to EBITDAR		1.88	2.59

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended March 31, 2021 and 2020 (in thousands):

Total lease cost, per ASC 842, for the twelve months ended March 31, 2021		$426,126
Less:	Variable non-contract operating lease components, related to property taxes and insurance, for the twelve months ended March 31, 2021	67,473
Rent expense for the twelve months ended March 31, 2021		$358,653

Total lease cost, per ASC 842, for the twelve months ended March 31, 2020		$404,138
Less:	Variable non-contract operating lease components, related to property taxes and insurance, for the twelve months ended March 31, 2020	61,230
Rent expense for the twelve months ended March 31, 2020		$342,908

	March 31,
	2021	2020
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.6	1.4
Average inventory per store (in thousands) (2)	$637	$643
Accounts payable to inventory (3)	119.2%	105.7%

		For the Three Months Ended
		March 31,
		2021	2020
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$890,672	$459,093
Less:	Capital expenditures	94,879	133,284
	Excess tax benefit from share-based compensation payments	6,007	3,380
	Investment in tax credit equity investments	6	95,259
Free cash flow		$789,780	$227,170

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Store Count:
Beginning domestic store count	5,594	5,439	5,512	5,306
New stores opened	68	76	159	214
Bennett stores acquired, net of stores merged (4)	—	—	—	(5)
Stores closed	(2)	(3)	(11)	(3)
Ending domestic store count	5,660	5,512	5,660	5,512

Mexico stores	22	21	22	21
Ending total store count	5,682	5,533	5,682	5,533

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Store and Team Member Information: (5)
Total employment	77,383	79,778
Square footage (in thousands)	42,191	40,908
Sales per weighted-average square foot (6)	$72.30	$59.82	$289.29	$253.12
Sales per weighted-average store (in thousands) (7)	$539	$443	$2,152	$1,871

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	O’Reilly acquired 33 Bennett Auto Supply, Inc. (“Bennett”) stores after the close of business on December 31, 2018, which were not included in the December 31, 2018, store count, as they were not operated by the Company for any portion of 2018. During the first quarter ended March 31, 2019, O’Reilly merged eight of the acquired Bennett stores into existing O’Reilly locations, and during the second quarter ended June 30, 2019, O’Reilly merged an additional five acquired Bennett stores into existing O’Reilly locations.
(5)	Represents O’Reilly’s U.S. operations only.
(6)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions or closures.
(7)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions or closures.